Exhibit 99.1

Carlyle Announces Fourth Quarter and Full Year 2021 Financial Results

Washington, DC and New York, NY – February 3, 2022 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2021. The full detailed presentation of Carlyle's fourth quarter and full year 2021 results can be viewed on the investor relations section of our website at ir.carlyle.com.

Carlyle CEO Kewsong Lee said, “Our fourth quarter performance caps a record year for Carlyle and we enter 2022 a stronger firm. This momentum and our continued progress has resulted in a new level of earnings power that illustrates the long term growth trajectory of our expanding and diversifying global platform. I am proud of our team and the exceptional results across all three of our businesses. We are delivering on our strategic plan and are positioned to deliver FRE growth and strong performance.”

U.S. GAAP results for Q4 2021 and 2021 included income before provision for income taxes of $909 million and $4.0 billion, and net income attributable to The Carlyle Group Inc. common shareholders of $648 million and $3.0 billion, or net income per common share of $1.77 and $8.20, on a diluted basis. Total balance sheet assets were $21 billion as of December 31, 2021.
Dividend
The Board of Directors has declared a quarterly dividend of $0.25 per common share to holders of record at the close of business on February 15, 2022, payable on February 23, 2022. For full year 2021, the Board of Directors declared $1.00 in aggregate distributions to common shareholders.
Additionally, the Board of Directors approved an increase in the common stock dividend to an annual rate of $1.30 per share ($0.325 per common share on a quarterly basis), which is anticipated to commence for the first quarter 2022 dividend anticipated to be paid in May 2022.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Thursday, February 3, 2022, to announce its fourth quarter and full year 2021 financial results. The conference call will be available via public webcast from the Shareholders section of Carlyle's website at www.carlyle.com and a replay will be available on the website soon after the call’s completion.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $301 billion of assets under management as of December 31, 2021, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs nearly 1,850 people in 26 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our expectations regarding the impact of COVID-19, our dividend policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 11, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Brittany Berliner
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4839
daniel.harris@carlyle.com	leigh.farris@carlyle.com		brittany.berliner@carlyle.com

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